UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2011

TRAILBLAZER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grant Morris Dodds, 2520 St Rose Parkway, Suite 319, Henderson NV 89074
 (Address of principal executive offices) (Zip Code)

(800) 787-5439
(Registrant’s telephone number, including area code)

Energy Composites Corporation, 4400 Commerce Drive, Wisconsin Rapids, WI 54494
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 21, 2011, the registrant completed the sale of its wholly-owned subsidiary, ECC Corrosion, Inc. (“ECC-C”) to Jamie Lee Mancl and Jennifer Lynn Mancl and entities affiliated with the them (collectively, the “Mancls”) in exchange for substantially all of the Mancls’ shares of the registrant’s common stock, pursuant to the terms of a Stock Purchase Agreement dated August 12, 2011 (the “ECC-C Sale”).  Upon cancellation of these shares, the number of shares outstanding will be reduced to 22,720,228.

Immediately prior to the closing of the sale of ECC-C, Jamie Lee Mancl and Jennifer Lynn Mancl were officers and directors of both the registrant and ECC-C and owned beneficially approximately 52.6% of the outstanding shares.

The Stock Purchase Agreement was filed as an exhibit to the registrant’s current report on Form 8-K on August 19, 2011.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

All of the officers and directors of the registrant resigned as of October 21, 2011, with the exception of Samuel W. Fairchild.  The number of directors has been reduced to three and Mr. Fairchild, as the remaining director, has appointed Mark Huelskamp and Michael Murray to fill the two vacancies on the board.  Mr. Fairchild will serve as the registrant’s President and Interim Chief Financial Officer and Mr. Murray will serve as the registrant’s corporate Secretary.

There was no arrangement or understanding between Messrs. Huelskamp and Murray and the registrant, pursuant to which they were selected as directors.

In January 2010, Mr. Huelskamp loaned $30,000 to the registrant.  In August 2010, Mr. Huelskamp agreed to accept 12,428 shares of the registrant’s common stock as full payment of the loan.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 17, 2011, the registrant’s Articles of Incorporation were amended to change the name of the registrant to “Trailblazer Resources, Inc.”

Item 5.07           Submission of Matters to a Vote of Security Holders.

At a special meeting of the registrant’s stockholders held on October 12, 2011, the stockholders approved the ECC-C Sale and the amendment to the Articles of Incorporation changing the name to “Trailblazer Resources, Inc.”  The following table shows the number of votes cast for, against, and abstentions on each matter:

	For	Against	Abstentions
Sale of ECC-C	24,191,108	0	0
Amendment to Articles of Incorporation	24,191,108	0	0

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Item 8.01           Other Information.

In connection with the change of the registrant’s name, the new CUSIP number for the registrant’s common stock is 89278P 102 and the new trading symbol for the common stock is “TBLZ”.

Item 9.01           Financial Statements and Exhibits.

Regulation S-K Number	Document
3.1	Certificate of Amendment to Articles of Incorporation
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILBLAZER RESOURCES, INC.

October 26, 2011	By:	/s/ Samuel W. Fairchild
Samuel W. Fairchild
Chief Executive Officer

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